EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-4 of our report dated February 23, 1996, on our audits of the consolidated financial statements of First Sterling Bancorp, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993. We also consent to the reference to our firm under the caption "Experts."



/s/ COOPERS & LYBRAND L.L.P.
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Coopers & Lybrand L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
October 4, 1996